Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 21, 2012 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Ford Motor Company's Annual Report on Form 10-K for the year ended December 31, 2011.

/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Detroit, Michigan
21 February 2012